Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253909 on Form S-8 of our report dated June 14, 2022, relating to the financial statements of Pyxus International, Inc. appearing in this Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ Deloitte & Touche LLP
Raleigh, North Carolina
June 14, 2022